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                                                                      EXHIBIT 21

                      INTERNATIONAL SHIPHOLDING CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 2000

                                                                           Jurisdiction Under
                                                                            Which Organized
                                                                           ------------------
International Shipholding Corporation (Registrant)                              Delaware
         International Shipholding Corporation (1)                              New York

         Waterman Steamship Corporation                                         New York
              Sulphur Carriers, Inc.                                            Delaware

         Central Gulf Lines, Inc.                                               Delaware
              Material Transfer, Inc.                                           Delaware
              Enterprise Ship Company, Inc.                                     Delaware

         CG Railway, Inc.                                                       Delaware

         Bay Insurance Company                                                  Bermuda

         LCI Shipholdings, Inc.                                                 Liberia
              Gulf South Shipping Pte. Ltd.                                     Singapore
              Forest Lines Inc.                                                 Liberia
              Marco Shipping Co. Pte. Ltd.                                      Singapore
                  Marcoship Agencies SDN. BHD.                                  Malaysia
              Pelican Reef, L.L.C. (2)                                          Marshalls Ilands
              Shining Star Malta Ltd (3)                                        Malta
              Belden Cement Holding inc. (3)                                    Panama
                  Belden Shipping Pte Ltd (3)                                   Singapore
                  Echelon Shipping Inc. (3)                                     Panama
                  Yakuma Shipping Inc. (3)                                      Panama
                  Tilbury Shipping Inc. (3)                                     Panama
                  Emblem Shipping Inc. (3)                                      Panama
                  Shining Star Shipping Inc. (3)                                Panama
                  Rosemont Shipping Inc. (3)                                    Panama

         N. W. Johnsen & Co., Inc.                                              New York

         LMS Shipmanagement, Inc.                                               Louisiana
              LMS Manila, Inc. (4)                                              Philippine
              LMS Manning, Inc. (5)                                             Philippine

         Lash Intermodal Terminal Company                                       Delaware

         Resource Carriers, Inc.                                                Delaware

         Cape Shipholding, Inc.                                                 Liberia
              Bulk Venture, LTD. (6)                                            Liberia


(1)      New York name-holding corporation
(2)      50% owned by LCI Shipholdings, Inc.
(3)      30% owned by LCI Shipholdings, Inc.
(4)      40% owned by LMS Shipmanagement, Inc.
(5)      18% owned by LMS Shipmanagement, Inc.; 75% owned by LMS Manila, Inc.
(6)      12.5% owned by Cape Shipholding, Inc.

         All of the subsidiaries listed above are wholly-owned subsidiaries and are included in the consolidated financial statements incorporated by reference herein unless otherwise indicated.